Exhibit 4.1

ESOTERIC BREWING, LLC

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Offering Statement on Form 1-A of our Independent Auditors' Reports dated December 31, 2017 and December 31, 2016, relating to the balance sheet of Esoteric Brewing Company, LLC, and the related statements of operations, member's equity, and cash flows for those periods, and the related notes to the financial statement; as well as the auditor’s report dated February 28, 2018.

Franz CPAs, Inc.

By:	Anthony J. Borgerding

Title:	Audit Manager

Signature:	/s/ Anthony J. Borgerding

Cincinnati, Ohio

June 29, 2018

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